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                                                                   Exhibit 3.11

                            RESTATED CERTIFICATE OF
                                 INCORPORATION
                                       OF
                            ELECTRONIC SPACE SYSTEMS
                                  CORPORATION

         Electronic Space Systems Corporation, originally incorporated as Electronic Space Structures Corporation on July 5, 1961, a corporation organized and existing under the General Corporation Law of the State of Delaware hereby certifies that its Board of Directors, by unanimous written consent of its members filed with the minutes of the Board, duly adopted a Restated Certificate of Incorporation in accordance with the provisions of
Section 245 of the General Corporation Law, effective June 1, 1982, which only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended or supplemented, there being no discrepancies between those provisions and the provisions of this restated certificate.

                              ------------------

         We, the undersigned, for the purpose of associating to establish a corporation for the transaction of the business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the 1953 Delaware Code and the acts amendatory thereof and supplemental thereto, and known as the "General Corporation Law of the State of Delaware"), do make and file this Certificate of Incorporation in writing and do hereby certify as follows, to wit:

         FIRST: The name of the corporation (hereinafter called the corporation) is

                      ELECTRONIC SPACE SYSTEMS CORPORATION

         SECOND: The respective names of the County and of the City within the County in which the principal office of the corporation is to be located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the registered agent of the corporation is The Corporation Trust Company. The street and number of said registered office and the address by street and number of said registered agent is 100 West Tenth Street, Wilmington, Delaware.

         THIRD: The nature of the business of the corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows:

          To conduct research with respect to, design, manufacture, sell and otherwise deal with antennas, antenna systems, radomes, hardened structures to resist the effect of blast from nuclear explosion and fallout, structures for industrial and resident use, electrical, mechanical, electro-mechanical and electronic equipment, machinery and components.

          To endorse, assume and/or guarantee, as accommodation endorser, guarantor or otherwise, the performance and/or payment of any leases, contracts, notes, debentures, mortgages or other evidences of indebtedness or obligations of any person, partnership, corporation, firm or association or other parties, whether or not the corporation has a direct or indirect interest in the subject matter with respect to which such leases, contracts, notes, debentures or other evidences of indebtedness are being executed or issued and/or in the obligors or makers of such leases, contracts, notes, debentures or any other parties thereto.

          To acquire by purchase, exchange, concession, easement, contract, lease or otherwise, to hold, own, use, control, manage, improve, maintain and develop, to mortgage, pledge, grant, sell, convey, exchange, assign, divide, lease, sublease, or otherwise encumber and dispose of, and to deal and trade in, real estate improved or unimproved, lands, leaseholds, options, concessions, easements, tenements, hereditaments and interests in real, mixed, and personal property, of every kind and description wheresoever situated, and any and all rights therein.

               To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

               To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

          (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

          (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols and other indications of origin, and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

          (c)  franchises, licenses, grants and concessions,

               To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

               To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof.

               To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same, in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

               To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

               To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever.

               To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the corporation, then owned or thereafter acquired,

               To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

               To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

               To organize or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

               To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries,

               To carry out all or any part of the foregoing objects and purposes in any and all parts of the world and to conduct business in all or any of its branches as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities located in or organized under the laws of any part of the world, and, in carrying out, conducting or performing its business and attaining or furthering any of its objects and purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on, any business, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein specified or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes and which might be engaged in or carried on by a corporation formed under the General Corporation Law and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law.

         The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in the State of Delaware or in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

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         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Hundred and Seven Thousand (507,000) of which Five Hundred Thousand (500 000) shares shall be of a class designated Common Stock and have a par value of Twenty Cents ($.20) each; and seven thousand (7,000) shares shall be of a class designated Series Preferred Stock and have a par value of One Hundred ($100) Dollars.

         Section A; Provisions Relating to Series Preferred Stock

          The Series Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations, at such price or prices and for such other consideration, and with such preferences, rights and privileges and subject to such qualifications, limitations and restrictions, as shall be determined and fixed by the Board of Directors as hereinafter provided in this Section A. All the shares of any one series shall be alike in every particular. In no event shall any share of any series be entitled to more than one vote.

          The Board of Directors is hereby expressly empowered to determine and fix by resolution or resolutions providing for the issuance of such series:

          (i) The number of shares to constitute each such series and the designation thereof:

          (ii) Whether or not the shares of such series shall be entitled to receive notice of Shareholders' meetings, and the voting powers, full, limited or contingent, if any, to which holders of shares of any series shall be entitled;

          (iii) The dividend rate or rates, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or noncumulative;

          (iv) Whether or not the shares of such series shall be redeemable and, if redeemable, the redemption price and the terms and conditions thereof;

          (v) The amount, if any, which the shares of any such series shall be entitled to receive in the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary or of any proceedings resulting in any distribution of all or substantially all, of its assets to its stockholders;

          (vi) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares and, if such funds are established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (vii) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of stock of the corporation, and, if convertible or exchangeable, the conversion price or prices or rate or rates of conversion or exchange and such other terms and conditions of conversion or exchange as shall be stated in said resolution or resolutions, and

          (viii) Such other designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and as shall be stated in said resolution or resolutions.

         Section B. Provisions Relating to Common and Series Preferred Stock

          (i) Fully Paid and Non-Assessable: Any and all shares of capital stock issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

          (ii) Denial of Pre-emptive Rights: No holder of any of the shares of capital stock of the corporation shall be entitled as of right to purchase or subscribe for any unissued stock of any existing class or any new or additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock, or such new or additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

          (iii) The holders of Common Stock issued and outstanding, except where otherwise provided by law or by these Articles of Incorporation shall have and possess the exclusive right to notice of Shareholders' meetings and the exclusive voting rights and powers, and the holders of shares of the Series Preferred Stock shall not have any voting rights or be entitled to receive any notice of meetings of Stockholders, except where such notice or vote is required by the laws of the State of Delaware or by a resolution of the Board of Directors expressly providing for such notice of Shareholders' meetings and such voting rights.

         FIFTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars.

         SIXTH: The names and places of residence of each of the incorporators are as follows:

        NAME                                PLACE OF RESIDENCE
        ----                                ------------------
R. G. Dickerson                               Dover, Delaware
J. A. Kent                                    Dover, Delaware
Z.  A. Pool, III                              Dover, Delaware

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever.

         NINTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders, it is further provided:

          1. The number of directors of the corporation shall be as specified in the By-Laws of the corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. In no event shall the number of directors be less than three. The election of directors need not be by ballot. Directors need not be stockholders.

          2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

          (a) To make, alter, amend, and repeal By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made by the Board of Directors.

          (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the corporation.

          (c) Without the assent or vote of the stockholders, to authorize and issue obligations of the corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property.

          (d) To establish bonus, profit-sharing or other types of incentive or compensation plans for the employees (including officers and directors) of the corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-Laws of the corporation.

          3. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-Laws of the corporation.

          4. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested.

          5. Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting powers at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the corporation.

         TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

         IN WITNESS WHEREOF, said Electronic Space Systems Corporation has caused this certificate to be signed by ALBERT COHEN, its President and attested by STEVEN R. SCHEFF, its Secretary this 18th day of June, 1982.

                                        BY: /s/ Albert Cohen
                                            ----------------------------------
                                            President


ATTEST:                                                       [SEAL]

BY: /s/ Steven R. Scheff
    -------------------------------
    Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      ELECTRONIC SPACE SYSTEMS CORPORATION

         ELECTRONIC SPACE SYSTEMS CORPORATION, originally incorporated as Electronic Space Structures Corporation on July 5, 1961, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         The amendment set forth below to the Corporation's Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

         Article NINTH is amended by the addition of a new Paragraph 6 to read in its entirety:

         6. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         IN WITNESS WHEREOF, ELECTRONIC SPACE SYSTEMS CORPORATION has caused this Certificate to be signed and attested by its duly authorized officers, this 16th day of February, 1989.

                                       ELECTRONIC SPACE SYSTEMS CORPORATION

                                       By: /s/ Steven R. Scheff
                                           ---------------------------------
                                           President


ATTEST:


/s/ Charles R. Harking
-------------------------------------
Secretary

                          CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                      ELECTRONIC SPACE SYSTEMS CORPORATION

                    (Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware)

                     -------------------------------------

         The undersigned, desiring to amend the certificate of incorporation of a Delaware corporation under the provisions of the General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

         1. The name of the corporation is: ELECTRONIC SPACE SYSTEMS CORPORATION (the "Corporation").

         2. Article "FIRST" of the certificate of incorporation of the Corporation is hereby amended to change the name of the Corporation from "ELECTRONIC SPACE SYSTEMS CORPORATION" to "L-3 COMMUNICATIONS ESSCO, INC.", said Article "FIRST" to read in its entirety as follows:

         "FIRST: The name of the corporation is: L-3 COMMUNICATIONS ESSCO, INC. (the "Corporation").

         3. The amendment herein certified has been duly adopted in accordance with Section 242 of the GCL.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed in its name by its officer as of the 8th day of December, 1998.

                                      ELECTRONIC SPACE SYSTEMS CORPORATION

                                      By: /s/ Christopher C. Cambria
                                          ------------------------------------
                                          Christopher C. Cambria
                                          Vice President


                                      -1-